UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC  27104
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, the Board of Directors of Primo Water Corporation (“Company”) and its Compensation Committee (the “Committee”) approved the Primo Water Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of our management or highly compensated employees, including our named executive officers, to defer the payment of awards under the Primo Water Corporation Amended and Restated Value Creation Plan (the “Value Creation Plan”).

Unless otherwise determined by the Committee, employees that participate in the Value Creation Plan for a given performance year are eligible to participate in the Deferred Compensation Plan for that year.  This will include our named executive officers for 2015.

The Deferred Compensation Plan permits a participating employee to elect to defer up to 100% of his or her award that may become payable under the Value Creation Plan for a performance year.  The Company will establish an account for each participant in the Deferred Compensation Plan, and a participant’s account will be credited with a number of Stock Units (as defined in the Deferred Compensation Plan) equal to the number of shares of Company common stock that would have been payable to the participant under the Value Creation Plan, but for the deferral election.  Any cash dividends paid with respect to the Company’s common stock will be deemed reinvested in additional Stock Units, based on the number of Stock Units in a participant’s account on the dividend payment date.

A participant’s account will be distributed based on the participant’s payment election made at the time of deferral.  A participant can elect to have deferrals credited to a “post-service account,” to be paid in a lump sum or installments (over up to 10 years) commencing the seventh month after a termination of employment.  Alternatively, a participant can elect to have deferrals credited to an “in-service account,” to be paid in a lump sum or installments (over up to 10 years) commencing in a year specified by the participant at the time of the deferral election.  With respect to a deferral to an “in-service account,” a participant can also elect to have payment commence the seventh month after a termination of employment that occurs prior to the specified payment year.

When due, payments under the Deferred Compensation Plan will be made in the form of a number of shares of the Company’s common stock equal to the number of Stock Units payable to the participant, in the manner elected by the participant and provided for in the Deferred Compensation Plan.

References to the terms of the Deferred Compensation Plan are qualified in their entirety by reference to the full text of the Deferred Compensation Plan, which is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Primo Water Corporation Executive Deferred Compensation Plan (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: July 2, 2015	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 29, 2015	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Primo Water Corporation Executive Deferred Compensation Plan (filed herewith)